As filed with the Securities and Exchange Commission on December 5, 1997
                                                      Registration No. 33 - 2084
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                         POST EFFECTIVE AMENDMENT NO. 2
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              -------------------

                                CSX CORPORATION
             (Exact name of registrant as specified in its charter)

     COMMONWEALTH OF VIRGINIA                          52-0980785
   (State or other jurisdiction of       (I.R.S. Employer Identification Number)
    incorporation or organization)

                    One James Center - 901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 782-1400

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Stephen R. Larson, Esq.
                           Assistant General Counsel
                                CSX Corporation
                     One James Center, 901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 782-1490
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:
                           Frank S. Jones, Jr., Esq.
                              D. Scott Freed, Esq.
                       Whiteford, Taylor & Preston L.L.P.
                            Seven Saint Paul Street
                           Baltimore, Maryland 21202

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                CSXDirectInvest

                   A Plan designed to provide investors with
                    an easy and convenient way to establish
                   and grow a meaningful equity ownership in
                                CSX Corporation

Prospectus for CSXDirectInvest


Direct Stock Investment Plan for CSX Corporation Common Stock

This Prospectus describes CSX Direct Invest (SM)(the "Plan").

As a Plan participant you can:

    (bullet) Become a first time CSX shareholder by purchasing shares directly through the Plan.

    (bullet) Purchase shares of CSX common stock without paying a brokerage commission or a service charge.

    (bullet) Increase your CSX share ownership systematically by reinvesting dividends.

    (bullet) Purchase additional CSX shares with either automatic debits from your bank account or with additional cash contributions.

    (bullet) Transfer or gift your CSX shares easily and at no cost.

    (bullet) Sell some or all of your CSX shares easily and at low cost.

    (bullet) Enjoy "certificateless" ownership of your CSX shares and easy tracking of your investment.

    (bullet) Enjoy discounts, available only to CSX shareholders, for stays at The Greenbrier(R) resort.

Keep this Prospectus for future reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE COMMON STOCK DISCUSSED IN THIS PROSPECTUS, OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The words "CSX Direct Invest (SM)" and the CSXDirectInvest logo are service marks of CSX Corporation. The words "The Greenbrier(R)" are a federally-registered service mark of an affiliate of CSX Corporation.



Prospectus dated __________, 1998.

                                CSXDirectInvest

Information

CSX Corporation (the "Company") has appointed the existing Transfer Agent for CSX common stock, Harris Trust Company of New York ("Harris Trust"), as the Plan Agent to administer CSX Direct Invest and act as Agent for all Plan participants. As Plan Agent, Harris Trust will purchase and hold shares of stock for the Plan participants, keep records, send statements, and perform other duties required by the Plan. For information about the Plan, please contact Harris Trust as follows:

    (bullet) To send Enrollment Forms, correspondence and optional cash investments to Harris Trust by mail:

                                  Harris Trust
                               CSX Direct Invest
                                 P.O. Box A3309
                          Chicago, Illinois 60690-9939

   (bullet) To receive information from Harris Trust by phone, FAX or e-mail:

                                  Harris Trust
                             Phone: 1-800-521-5571
                              FAX: 1-312-461-5543
                             e-mail: www.harris.com

Additionally, you can download the Plan Prospectus and obtain other selected Plan forms from CSX's Internet site at www.csx.com.

Enrollment
    (bullet) If you are a participant in the existing CSX Shareholders Dividend
             Reinvestment Plan, your shares now held in the Shareholders Dividend Reinvestment Plan are already enrolled in the Plan, and you need not take any action unless you want to make a change.

    (bullet) If you own CSX Common Stock not enrolled in the existing
             Shareholders Dividend Reinvestment Plan and the shares are registered in your name, you may join the Plan by completing the enclosed Enrollment Form and returning it by mail to Harris Trust.

    (bullet) If you own shares of CSX Common Stock, but they are held in the name of a bank nominee or a broker in "street name," you may ask your bank or a broker to register some or all of your CSX shares directly in your name, or you may have them send your shares directly to Harris Trust (contact Harris Trust for delivery

                                CSXDirectInvest


             instructions). In either case, you may then enroll in the Plan as explained above. Alternatively, you may leave your existing shares in street name and separately enroll as a non-CSX Shareholder as explained in the paragraph below.

    (bullet) If you do not own any shares of CSX Common Stock, or if you own only shares registered in street name which you do not want to enroll in the Plan, you may enroll in the Plan by completing the enclosed Enrollment Form and returning it by mail to Harris Trust. Enclose a check or money order, in U.S. dollars, for your initial investment of at least $500, plus an initial enrollment fee of $10.

Your Investment Options

Once enrolled in CSX Direct Invest, you have the following investment choices:

    (bullet) Full or partial automatic reinvestment of dividends. At your election, cash dividends on some or all of your shares enrolled in the Plan are automatically reinvested in additional CSX shares. Dividends declared on any shares not enrolled for automatic reinvestment will be paid to you by Company check.

    (bullet) Optional cash investments by mail. You can purchase additional CSX shares at any time by using the Plan's optional cash investment feature. You must invest at least $50 at any one time and your optional cash investments during any one calendar month cannot exceed $10,000. Your additional investments may be made by mailing a check or money order in U.S. dollars to Harris Trust using the tear-off form on your Plan Statement.

    (bullet) Automatic monthly investment. You can also purchase additional CSX shares by authorizing an automatic monthly withdrawal of at least $50 but not more than $10,000 from your bank account. Automatic monthly investments will generally occur on the second Monday of every month if a business day, or if not, on the next business day. In order to allow for orderly purchases, the funds will be deducted from your bank account on the first Monday of every month if a business day, or if not, on the next business day. Automatic monthly withdrawals will begin in the month after your initial cash investment has been processed. Your first purchase under the Plan must be made by check or money order.

                                CSXDirectInvest

Purchasing Your Shares

    (bullet) Source of Shares. Harris Trust may purchase shares either in the open market or directly from CSX. Shares purchased from CSX may be from authorized but unissued shares.

    (bullet) Reinvested Dividends. Harris Trust will purchase shares for dividend reinvestment on a quarterly basis. Purchases may be made over a number of days at the discretion of Harris Trust. Your price will be the weighted average price of CSX shares purchased to satisfy Plan requirements.

    (bullet) Initial and Additional Plan Investments. Harris Trust will make purchases for initial and optional cash investments on a weekly basis. Generally, funds received by Thursday will be invested on the first business day of the following week.

             For Plan shares purchased on the open market, your purchase price will be the weighted average price, without commission, paid by Harris Trust during the week the shares are purchased. If you sign up to make automatic monthly investments (by authorizing Harris Trust to deduct at least $50 but not more than $10,000 from your bank account monthly), your money will be transferred on the first Monday of every month if a business day, or if not, on the next business day and such funds generally will be invested no later than the first business day of the following week.

             For Plan shares purchased from CSX, your price will be the average of the daily high and low sales prices of CSX shares as reported by the New York Stock Exchange on the purchase date.

             After each transaction, Harris Trust will send you a statement which will include the purchase price of your shares.

    (bullet) Timing and Control of Purchases. Harris Trust will arrange for the purchase of all CSX shares for the Plan. Neither CSX nor any Plan participant will control either the timing or pricing of shares purchased. Accordingly, you will bear any risk associated with fluctuations in the market price of CSX common stock while your funds are held pending investment. In addition, you will not earn interest on initial or optional cash investments held by the Plan.

    (bullet) All Cash Investments are Subject to Collection by Harris Trust. If your check or automatic monthly withdrawal is rejected because of insufficient funds, Harris Trust will cancel your purchase request and

                                CSXDirectInvest


             will immediately remove any CSX shares purchased on the credit of the uncollected funds. Harris Trust may sell such shares to satisfy any uncollected amounts plus a $25 fee and, if the proceeds of such sale are insufficient, Harris Trust may sell additional shares from your Plan account until the uncollected balance is satisfied in full.


Gifts

You can make gifts of CSX shares held by you in the Plan to another person by calling Harris Trust and requesting transfer instructions. Gifts must be a minimum of five shares and must be made in whole shares. Once your completed transfer instructions are received, your request will be processed promptly by Harris Trust.

You can also make a gift by establishing an account and making an initial investment in the recipient's name. If the recipient is already a Plan participant, you can make a gift by making an optional cash investment in the recipient's name. Whether you are establishing an account or making an optional cash investment, you are subject to minimum requirements and enrollment fees as established by the Plan.

If you choose, we will send you a personalized gift memento for presentation by you to the recipient or, if you prefer, we will send the gift memento directly to the recipient packaged attractively in a gift box. For a gift memento there is a nominal fee.

"Certificateless" Holding of Your CSX Shares

CSX Direct Invest offers you the convenience of depositing all of your CSX stock certificates with Harris Trust. By doing so, shares which you deposit and all shares purchased under the Plan will be held in book entry form and no certificate will be issued. As a Plan participant, you will receive quarterly statements from Harris Trust advising you as to the number of shares in your account. You can sell, transfer or make gifts of stock simply by giving Harris Trust written instructions. At any time, if you want certificates for some or all of your shares, you must send a written request to Harris Trust and they will send you your certificates.

To deposit certificates for CSX shares you already own into your Plan account, send them by insured mail with appropriate instructions to:

                                  Harris Trust
                               CSX Direct Invest
                                 P.O. Box A3309
                          Chicago, Illinois 60690-9939

                                CSXDirectInvest


Obtaining Stock Certificates for Your Plan Shares

To obtain a stock certificate for any or all of your CSX Direct Invest shares, complete the tear-off form on your Plan Statement and mail or fax both sides of the form to Harris Trust at 1-312-461-5543.

Your Plan Statements and Confirmations

Harris Trust will mail you a quarterly statement showing all transactions for your account during the quarter, including year-to-date and other account information.

Each time you purchase, deposit, transfer, gift or withdraw shares, Harris Trust will send you a transaction statement.

Your Rights as a CSX Shareholder

Plan participants possess all of the rights and privileges that any CSX shareholder enjoys, including benefits such as shareholder discounts for stays at The Greenbrier(R) resort.

As a CSX shareholder, you will also receive copies of all communications sent generally to CSX shareholders, including annual reports and proxy statements.

The proxy statement and proxy form for meetings of CSX shareholders will cover all the CSX shares you own, including any shares you own directly outside of the Plan or in street name. The proxy allows you to indicate how you want your shares to be voted.

Changing Your Investment Options

You can make changes to your investment options or stop automatic monthly investments by mailing the tear-off form on your Plan Statement to Harris Trust. Harris Trust must receive your written request at least five business days before the date you want the change to be effective.

Forms can be obtained by calling Harris Trust at 1-800-521-5571.

Refunds

You may obtain a refund of your initial investment or any optional cash investment if your written request for refund is received by Harris Trust at least two business days prior to the investment date. Harris Trust will mail you a refund check within approximately two weeks of your request.

                                CSXDirectInvest


Selling Your Shares

You can sell some or all of your shares held in the Plan by mailing the tear-off form on your Plan Statement to Harris Trust.

Harris Trust will generally sell shares on a weekly basis, usually on the first business day of the week. Consequently, sale instructions received on any given business day will generally be executed within five business days. Your sales price will be the weighted average price received by Harris Trust for all sales made on the day on which your shares are sold. The cash proceeds that you will receive for the shares sold will be equal to this weighted average daily sales price, less both a sales transaction fee and a commission. Please note that Harris Trust cannot accept instructions to sell on a specific day or at a specific price.

Harris Trust will mail you a check for the net proceeds from the sale of your shares within three business days after the settlement date.

If you prefer, you can withdraw your CSX shares from the Plan and sell them through your broker.

If the shares in your Plan account fall below one full share, Harris Trust will automatically liquidate the fractional share, close your Plan account and send the net proceeds to you.

Fees

All Plan fees and charges are subject to change by CSX and Harris Trust. Participants will be notified promptly of any changes. The current Plan fees and charges are as follows:

                                CSXDirectInvest


Description                                                              Amount

Initial enrollment fee, if applicable* ..................................$10.00
Service charge for additional cash investments .......................No Charge
Brokerage commissions on the purchase of Plan shares .................No Charge
Service charge for sale of Plan shares .........................$10.00 per sale
Brokerage commissions on sale of Plan shares ...................$0.15 per share
Reinvestment of dividends ............................................No Charge
Gifts of shares ......................................................No Charge
Personalized gift memento and gift wrapping .........................$5.00 each
Transfer of Shares ...................................................No Charge
Certificate deposit ("Certificateless Holdings") .....................No Charge
Previous years' Plan statements ................................$10.00 per year
Charge for dishonored checks/automatic monthly withdrawals ..............$25.00

*Charged only to either new Plan participants who do not own any CSX shares or existing CSX shareholders who join the Plan, but own no shares registered in their name.

Tax Consequences

All dividends reinvested automatically under the Plan, as well as brokerage commissions on shares purchased on the open market, are considered taxable income to you in the year they are paid. The total amount will be reported to you on a Form 1099 and to the Internal Revenue Service shortly after the close of each year. Harris Trust will not withhold income taxes for U.S. citizens or entities.

If you are a non-resident alien or a non-U.S. entity, you generally are subject to a withholding tax on dividends, and Harris Trust is required to withhold an appropriate amount based on U.S. Treasury regulations or a treaty provision.

All CSX shares that are sold through Harris Trust will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns. A transfer of shares to the Plan or withdrawal of shares which are not actually sold will not generate a gain or loss for federal income tax purposes.

Be sure to keep your Plan Statements for income tax purposes. If you have any questions about the tax treatment of any transaction or your participation in the Plan, please consult your tax advisor.

                                CSXDirectInvest


Changes to the Plan

CSX may terminate or change the Plan, including its fees and charges, at any time. We will send you written notice of any significant changes. CSX and Harris Trust also have the right to adopt other rules and regulations from time to time in order to enhance the operation of the Plan.

Stock Splits, Stock Dividends and Other Distributions

In the event CSX common stock is distributed in connection with any stock dividend, stock split or similar transaction, each Plan account will be adjusted to reflect the receipt of the distributed shares in book entry form. Your Plan Statement will reflect any such adjustments.

Responsibilities of CSX and Harris Trust

Neither CSX nor Harris Trust shall be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus.

Foreign Investors

If you are a non-U.S. investor, you are responsible for ensuring that your participation in the Plan does not violate any laws of your home country, and neither CSX nor Harris Trust will be responsible for compliance with non-U.S. laws. CSX reserves the right to limit or deny enrollment in the Plan by any non-U.S. investor.

Use of Proceeds

The proceeds from the sale by CSX of newly issued shares will be used for general corporate purposes.

Independent Auditors and Counsel

The consolidated financial statements of CSX included in its Annual Report on Form 10-K for the year ended December 27, 1996, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Whiteford, Taylor & Preston L.L.P., counsel, has passed upon the legality of the securities being offered pursuant to the Plan.

                                CSXDirectInvest


Available Information

CSX files annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by CSX at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also access CSX's SEC filings at the SEC's Internet site (www.sec.gov) or at CSX's Internet site (www.csx.com).

This Prospectus is part of a Registration Statement on Form S-3 filed by CSX with the SEC to register the common stock offered under the Plan. As allowed by SEC rules, this Prospectus does not contain all information required to be included in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to incorporate information contained in other documents into this Prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus and later reports filed with the SEC will update and supersede this information. CSX has incorporated by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

   1. Annual Report on Form 10-K for the year ended December 27, 1996.

   2. Quarterly Reports on Form 10-Q for the quarters ended March 28, 1997, June 27, 1997 and September 26, 1997.

   3. Current Reports on Form 8-K filed on June 4, 1997, July 8, 1997, August 8, 1997, September 9, 1997 ,

 You may request a copy of any documents we incorporate by reference at no cost by writing or telephoning CSX at the following address:

                           CSX Shareholder Relations
                                 P.O. Box 85629
                            Richmond, VA 23285-5629
                                 (804) 782-1465

You should rely only on the information contained or incorporated by reference in this Prospectus. CSX has not authorized anyone to provide you with different or additional information. You should not assume that the information in the Prospectus is accurate as of any date other than the date of this Prospectus (__________, 1998).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.*

         SEC Registration Fee..................................    $ 25,256.25
         Accountants' Fees and Expenses........................      10,000.00
         Attorneys' Fees and Expenses..........................      50,000.00
         Printing and Mailing Expenses.........................     206,180.00
         Miscellaneous Expenses................................       5,000.00
                                                                   -----------
                  Total........................................    $296,436.25
                                                                   ===========

----------
* All fees and expenses other than the SEC Registration Fee are estimated.

Item 15. Indemnification of Directors and Officers.

         Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

         Article VII of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was or is threatened to be made a party to any proceeding (including any proceeding by or on behalf of the Company) by reason of the fact that he or she is or was a director or officer of the Company against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

         The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

         The Company maintains a standard policy of officers' and directors' liability insurance.

Item 16. Exhibits.

            Exhibit
            Number           Description
            ------           -----------

               5.1           Opinion  and  consent of  Whiteford,  Taylor &
                             Preston L.L.P. as to the legality of the securities

              23.1           Consent of Ernst & Young LLP

              23.2           Consent of Whiteford, Taylor & Preston L.L.P.
                             (included in Exhibit 5.1)

              24.1 Power of Attorney (included on the signature page to this Registration Statement)



Item 17. Undertakings.

         1.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond and Commonwealth of Virginia, on December 3, 1997.

                                    CSX CORPORATION

                                    By:  /s/ Alan A. Rudnick
                                         ____________________________________
                                         Alan A. Rudnick
                                         Vice President - General Counsel and
                                            Corporate Secretary

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alan A. Rudnick, Peter J. Shudtz and Gregory R. Weber and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                       Title
              ---------                                       -----

     /s/ John W. Snow                          Chairman of the Board and                December 3, 1997
__________________________________________       Director, President and
     JOHN W. SNOW                                Chief Executive Officer
                                                 (Principal Executive Officer)
    /s/ Paul R. Goodwin
__________________________________________     Executive Vice President-Finance         December 3, 1997
     PAUL R. GOODWIN                             and Chief Financial Officer
                                                 (Principal Financial Officer)
     /s/ James L. Ross
__________________________________________     Vice President and Controller            December 3, 1997
     JAMES L. ROSS                               (Principal Accounting Officer)

     /s/ John R. Hall
__________________________________________     Director                                 December 3, 1997
     JOHN R. HALL

     /s/ Elizabeth E. Bailey
__________________________________________     Director                                 December 3, 1997
     ELIZABETH E. BAILEY

     /s/ Bruce C. Gottwald
__________________________________________     Director                                 December 3, 1997
     BRUCE C. GOTTWALD

     /s/ Frank S. Royal, M.D.
__________________________________________     Director                                 December 3, 1997
     FRANK S. ROYAL, M.D.

     /s/ Robert D. Kunisch
__________________________________________     Director                                 December 3, 1997
     ROBERT D. KUNISCH

                      (SIGNATURES CONTINUED ON NEXT PAGE)

     /s/ Hugh L. McColl, Jr.
__________________________________________     Director                                 December 3, 1997
     HUGH L. MCCOLL, JR.

     /s/ James W. McGlothlin
__________________________________________     Director                                 December 3, 1997
     JAMES W. MCGLOTHLIN

     /s/ Southwood J. Morcott
__________________________________________     Director                                 December 3, 1997
     SOUTHWOOD J. MORCOTT

     /s/ Charles E. Rice
__________________________________________     Director                                 December 3, 1997
     CHARLES E. RICE

     /s/ Robert L. Burrus, Jr.
__________________________________________     Director                                 December 3, 1997
     ROBERT L. BURRUS, JR.

     /s/ William C. Richardson
__________________________________________     Director                                 December 3, 1997
     WILLIAM C. RICHARDSON

                                 EXHIBIT INDEX

           Exhibit
           Number            Description
           ------            -----------
               5.1           Opinion  and  consent of  Whiteford,  Taylor &
                             Preston L.L.P. as to the legality of the securities

              23.1           Consent of Ernst & Young LLP

              23.2           Consent of Whiteford, Taylor & Preston L.L.P.
                             (included in Exhibit 5.1)

              24.1 Power of Attorney (included on the signature page to this Registration Statement)